EX-99.e.1.ii

AMENDMENT NO. 2 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF NOVEMBER 4, 2014

This Schedule to the Distribution Agreement between Optimum Fund Trust and Delaware Distributors, L.P. entered into as of January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

			Amount
			designated as
			Service Fee
		Total 12b-1 Plan	Rate (per
		Fee Rate (per	annum of the
		annum of the	Series’
		Series’ average	average daily
		daily net assets	net assets
		represented by	represented
		shares of the	by shares of
Series Name	Class Names	Class)	the Class)	Effective Date
Optimum Large Cap Growth
Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010
Optimum Large Cap Value
Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010
Optimum Small-Mid Cap
Growth Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010
Optimum Small-Mid Value
Growth Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010
Optimum International Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010
Optimum Fixed Income Fund	Class A	.25%		January 4, 2010
	Class C	1.00%	.25%	January 4, 2010
	Institutional Class			January 4, 2010

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ J. SCOTT COLEMAN
Name:	J. Scott Coleman, CFA
Title:	President

OPTIMUM FUND TRUST
on behalf of the Series listed on Schedule I

By:	/s/ J. SCOTT COLEMAN
Name:	J. Scott Coleman, CFA
Title:	President and Chief Executive Officer